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                                                                   Exhibit 10.20

                     SECURED NON-NEGOTIABLE PROMISSORY NOTE

$2,045,972.00                                                      Dallas, Texas
                                                                October 22, 1998

     FOR VALUE RECEIVED, MSI/EAGLE SUPPLY, INC., a Delaware corporation ("Maker"), promises to pay to MASONRY SUPPLY, INC., a Texas corporation ("Holder"), at 20 Woodland Court, Mansfield, Texas 76063, or at such other place as the Holder may designate in writing, the principal sum of Two Million Forty-Five Thousand Nine Hundred Seventy-Two Dollars ($2,045,972.00) in lawful money of the United States of America with interest thereon from July 1, 1998 at the "Interest Rate", as hereinafter provided.

     This Note is given pursuant to Section 2.1(a) of that certain Asset Purchase Agreement dated October 22, 1998 by and between, inter alia, Holder, as seller, and Maker, as buyer (the "Purchase Agreement"), and shall be subject to adjustment and setoff as provided in the Purchase Agreement.

     The "Interest Rate" hereunder shall be eight percent (8%) per annum. Interest shall be calculated on the daily unpaid principal balance hereof for the actual number of days elapsed in the interest payment period over a year of 365 days. Interest accrued hereunder shall be due and payable in arrears on the first business day of January 1999 and on the first business day of each calendar quarter thereafter until the principal balance has been paid.

     The principal hereof shall be due and payable (i) in consecutive quarterly payments, each in the amount of Fifty Thousand Dollars ($50,000.00) (the "Quarterly Payments") commencing on the first business day of January 1999 and on the first business day of each calendar quarter thereafter, and (ii) by a final balloon payment of all of the remaining unpaid principal balance and interest thereon on October 22, 2003.

     In the event the principal amount of this Note is adjusted pursuant to Sections 2.3(b) or 2.4(b) of the Purchase Agreement, such adjustment shall be deemed made as of the original date of this Note and the amount of any overpayment or underpayment of interest resulting from such principal adjustment shall be deducted from or added to, as appropriate, the first Quarterly Payment due after the determination of the amount of any such adjustment in the principal amount.

     Except for any prepayment of the principal required to be made in accordance with the Purchase Agreement or the Employment Agreement of even date herewith between Maker and Gary L Howard, all payments hereunder shall be applied first toward interest and then toward the principal balance hereof.

     This Note may be prepaid in whole or in part without penalty, together with interest to date of payment only.

     Should any amount of principal and/or interest not be paid when it is due and such failure shall continue for a period of fifteen (15) days following written notice thereof to Maker from

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Holder, the entire unpaid principal sum evidenced by this Note with all accrued interest shall, at the option of the Holder, become immediately due and may be collected forthwith. It is further agreed that failure of the Holder to exercise this right of accelerating the maturity of this Note, or any indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the Holder from exercising such right in the future.

     Any amount of principal and/or interest not paid when due shall thereafter bear interest at the rate of ten percent (10%) per annum. Should it become necessary to collect the indebtedness evidenced by this Note through an attorney, by legal proceedings or otherwise, Maker shall be liable to Holder for all costs of collection, including, without limitation, reasonable attorneys' fees for legal services rendered in connection therewith, including, without limitation, reasonable fees and costs incurred in litigation and in administrative and bankruptcy proceedings and appeals therefrom, and shall pay such sums to Holder upon demand.

     It is the intent of all parties to this transaction to abide by any and all interest limitations of any applicable usury law and it is expressly agreed that the Holder shall not be allowed or entitled to collect any interest (or any sum which is considered interest by law) which is in excess of any legal rate applicable hereto. Should any amount be collected hereunder which would cause the interest to exceed said lawful rate, such part of said amount in excess of the lawful rate shall automatically be credited to principal, or, if all principal amounts have been paid, shall be refunded to the Maker.

     This Note is the "Note" referenced in and secured by that certain Subordinate Security Agreement dated of even date herewith by and between Maker and Holder.

     Maker hereby waives presentment, demand, protest and notice of any kind (including, without limitation, notice of acceleration of, and intention to accelerate, the maturity of this Note) in connection with this Note.

     This Note shall be governed by and construed in accordance with the law of the State of New York.

     NEITHER HOLDER, MAKER OR OTHER PERSON OR ENTITY LIABLE FOR THE INDEBTEDNESS EVIDENCED HEREBY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF HOLDER, MAKER OR ANY SUCH OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER HOLDER, MAKER OR ANY SUCH OTHER PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF


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SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR
REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered on the date first above written.



                                          MAKER:


                                         MSI/EAGLE SUPPLY, INC.,
                                         a Delaware corporation



                                         By:/s/ Douglas P. Fields, CEO
                                            --------------------------------
                                            Douglas P. Fields
                                            Chief Executive Officer


This Note and the indebtedness payable hereunder is subordinate to any and all present and future indebtedness of Maker to (a) Fleet Capital Corporation and its successors and assigns and (b) any and all present and future indebtedness of Maker to any other financial institution or other institutional lender.



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